As filed with the Securities and Exchange Commission on August 29, 2002
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DURECT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10240 Bubb Road
Cupertino, CA 95014
(Address of Principal Executive Offices)

DURECT Corporation 2000 Directors’ Stock Option Plan
(Full title of the plans)

James E. Brown
Chief Executive Officer
DURECT Corporation
10240 Bubb Road
Cupertino, CA 95014
(Name and address of agent for service)

(408) 777-1417
(Telephone number, including area code, of agent for service)

Copy to:

Mark B. Weeks
Stephen B. Thau
Ughetta T. Manzone
Venture Law Group
A Professional Corporation
2775 Sand Hill Road
Menlo Park, California 94025
(650) 854-4488

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

DURECT Corporation 2000 Directors’ Stock Option Plan
Common Stock, $0.0001 par value	200,000 Shares	$4.965(2)	$993,000	$91.36
TOTAL	200,000 Shares		$993,000	$91.36

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on August 27, 2002.

The contents of the Registration Statement on Form S-8 filed by the issuer on October 5, 2000, file number 333-47400, are incorporated by reference. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 29, 2002.

DURECT CORPORATION

By:	/s/ JAMES E. BROWN
James E. Brown President, Chief Executive Officer and a Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Brown and Thomas A. Schreck, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES E. BROWN James E. Brown	President, Chief Executive Officer and a Director (Principal Executive Officer)	August 29, 2002

/s/ FELIX THEEUWES Felix Theeuwes	Chairman of the Board and Chief Scientific Officer	August 29, 2002

/s/ THOMAS A. SCHRECK Thomas A. Schreck	Chief Financial Officer and a Director (Principal Financial and Accounting Officer)	August 29, 2002

/s/ JAMES R. BUTLER James R. Butler	Director	August 29, 2002

/s/ JOHN L. DOYLE John L. Doyle	Director	August 29, 2002

/s/ MATTHEW V. MCPHERRON Matthew V. McPherron	Director	August 29, 2002

/s/ ARMAND P. NEUKERMANS Armand P. Neukermans	Director	August 29, 2002

/s/ ALBERT L. ZESIGER Albert L. Zesiger	Director	August 29, 2002

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INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Venture Law Group, a Professional Corporation

23.1	Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Powers of Attorney (see signature page).